UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 6, 2011
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of or other jurisdiction of incorporation)	0-11330 (Commission File Number)	16-1124166 (IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK (Address of principal executive offices)	14625-2396 (Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective April 6, 2011, the Paychex Inc. (the “Company”) Board of Directors (the “Board”) approved a Change in Control Plan (the “Plan”) covering the officers of the Company. Upon Involuntary Termination within 12 months following a Change in Control, the officer becomes entitled to certain severance benefits.
The following is a summary of terms and conditions of the Plan:
•	Cash compensation in the form of a lump-sum payment equal to a multiple of Annual Cash Compensation as determined by position within the Company (Chief Executive Officer — 2.0; Senior Vice President — 1.5; Vice President — 1.0);
•	Lump-sum cash payment for prorated portion of current year annual cash performance incentive award;
•	Immediate vesting of all outstanding time-based equity awards. Performance-based equity awards will vest at target performance levels on a prorated basis; and
•	Lump-sum payment for the cost to continue basic life insurance, medical, dental, vision and hospitalization benefits for the applicable Continuation Period.
The summary of the terms of the foregoing agreement is qualified in its entirety by reference to the text of the Plan document.
On April 6, 2011, the Governance & Compensation Committee of the Board also determined that, with respect to the Company’s principal financial officer, upon his retirement, one additional year of vesting shall be added to all equity awards under agreements outstanding as of April 6, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PAYCHEX, INC.

Date: April 11, 2011	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

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